UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2013

POPULAR, INC.

(Exact name of registrant as specified in its charter)

Puerto Rico	001-34084	66-0667416
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)
209 Munoz Rivera Avenue Hato Rey, Puerto Rico	00918
(Address of principal executive offices)	(Zip code)

(787) 765-9800
(Registrant's telephone number, including area code)

NOT APPLICABLE
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On January 24, 2013, Popular, Inc. (“Popular” or the “Company”) announced that Carlos J. Vázquez will become Chief Financial Officer of the Company, effective as of March 15, 2013, succeeding Jorge A. Junquera.  Manuel Chinea will assume the role of Chief Operating Officer of Popular Community Bank.

Mr. Vázquez has been with the Company in senior management for more than 15 years.  Before assuming his current role as President of Popular Community Bank, Mr. Vázquez was in charge of Consumer Credit in Puerto Rico and prior to that he served as the Chief Risk Officer of the Company.  Mr. Vázquez is 54 years old and is a graduate of the School of Engineering of the Rensselaer Polytechnic Institute and obtained an MBA from the Harvard Business School.

Mr. Junquera will assume the new role of Vice Chairman and Special Assistant to the CEO, assisting in business development initiatives and overseeing the Company’s portfolio investments.

Mr. Chinea has over 23 years of service at Popular and has served in various capacities, including retail banking operations, marketing, product development care center, Popular Investments, and consumer loan units, among others.

In connection with his appointment, Mr. Vazquez’s compensation package will be increased, including an increase to his annual salary from $612,000 to $650,000.

A copy of the press release relating to this announcement is attached hereto as Exhibit 99.1.

Departure of Directors

On January 17, 2013, Mr. Manuel Morales, Jr. and Mr. José R. Vizcarrondo informed the Board of Directors of the Company (the “Board”) that they would not stand for re-election as directors for a new three year term when their respective term expires at the upcoming 2013 Annual Meeting of Stockholders.  Each of Messrs. Morales’ and Vizcarrondo’s decision was not related to any disagreement with the Company over its operations, policies or practices.  Mr. Morales has served as a director of the Company for 23 years and has served as a director of Banco Popular de Puerto Rico, the Company’s principal banking subsidiary, for 35 years.  Mr. Vizcarrondo has served as a director of the Company and Banco Popular de Puerto Rico for nine years.

The Corporate Governance and Nominating Committee of the Board has commenced the process of identifying and evaluating nominees to replace Messrs. Morales and Vizcarrondo.

Item 9.01  Financial Statements and Exhibits.

99.1             Press release dated January 24, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POPULAR, INC.
(Registrant)

Date:	January 24, 2013	By: /s/ Jorge J. García
Jorge J. García
Senior Vice President and Corporate Comptroller